INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-58512 of Allstate Life Insurance Company of New York on Form S-3 of our report dated February 5, 2003, appearing in the Annual Report on Form 10-K of Allstate Life Insurance Company of New York for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in the Prospectuses, which are part of this Registration Statement.



/s/ Deloitte & Touche LLP

Chicago, Illinois
April 10, 2003